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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National Media Corporation for the registration of 1,873,032 shares of its common stock, and to the incorporation by reference therein of our report dated December 12, 1995 with respect to the Combined Financial Statements of Direct America
Corporation and California Production Group, Inc., included in the Current Report of National Media Corporation (Form 8K/A) dated January 4, 1996, filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania                           Ernst & Young LLP
February 15, 1996